Exhibit 10.2
COMMON STOCK PURCHASE AGREEMENT
     THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), is made as of June 22, 2009 by and between Superconductor Technologies Inc., a Delaware corporation (the “Company”), and ___ (the “Investor”).
RECITALS
     A. The Company and the Investor desire to enter into this transaction to purchase and sell the securities set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has at least $74,000,000 in unallocated securities registered thereunder (Registration Number 333-148115) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”), by the United States Securities and Exchange Commission (the “Commission”).
     B. The Investor wishes to purchase from the Company, and the Company wishes to sell to the Investor, upon the terms and conditions stated in this Agreement, ___ shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), at a purchase price of $3.00 per share.
     NOW, THEREFORE, the Company and the Investor hereby agree as follows:
AGREEMENT
     1. As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor ___ shares of Common Stock (the “Shares”) for a purchase price of $3.00 per share, or an aggregate purchase price of $___ (the “Purchase Price”).
     2. The completion of the purchase and sale of the Shares shall occur at a closing (the “Closing”) which is expected to occur on June 23, 2009 at or about 8:00 a.m., Los Angeles time (unless another time or date shall be agreed upon by the Company and the Investor) (the date of the Closing being referred to herein as, the “Closing Date”). At the Closing, (i) the Investor shall pay its Purchase Price to the Company for the Shares to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) upon confirmation of receipt of such wire, unless otherwise requested by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth on Exhibit A and will be released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. After the execution of this Agreement by the Investor, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a deposit/withdrawal at custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares. The Shares shall be free of restrictive legends.
     3. The Company has delivered to the Investor and shall file with the Commission a prospectus and prospectus supplement (collectively the “Prospectus”), which form a part of the Registration Statement, reflecting the offering of the Shares in conformity with the Act, including Rule 424(b) thereunder. The Investor agrees that such Prospectus may be delivered to it in electronic form.
     4. The offering and sale of the Shares are being made pursuant to the Registration Statement and the Prospectus. The Investor acknowledges that the Company intends to enter into agreements with certain other investors on substantially the same form of this Agreement (and at the same price per share) on or about the date hereof covering (including the Shares being issued hereunder) up to a total of 3,752,005 shares of Common Stock (the “Offering”) pursuant to the Registration Statement and the Prospectus.
     5. The Company hereby makes the following representations, warranties and covenants to the Investor:
          (a) The Company is an entity duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the issuance of the Shares have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its shareholders. This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
          (b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected except in each case of clause (ii) or (iii) such as would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company as set forth in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Closing Date) or materially impair the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).
          (c) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the required filing of the Prospectus and the Registration Statement, (ii) applicable state securities law filings, (iii) the required filings with the NASDAQ Stock Market (the “Trading Market”), and (iv) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not have a Material Adverse Effect (clauses (i), (ii) and (iii) collectively, the “Required Approvals”). The Company has obtained all the Required Approvals, except for those which will be obtained in the ordinary course prior to the Closing.
          (d) The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal, and conform to the description of Common Stock contained in the Prospectus. The Company has reserved a sufficient number of duly authorized shares of common stock to issue all of the Shares. At the Closing, the Shares shall have been approved for quotation on the Trading Market.
          (e) The Registration Statement (including any prospectus and prospectus supplement and all information or documents incorporated by reference therein) was declared effective by the Commission on February 13, 2008. The Registration Statement is effective on the date hereof and no order preventing or suspending the use of the Registration Statement or any Prospectus has been or, to the Company’s knowledge, is intended to be issued by the Commission. The term “Registration Statement” as used in this Agreement means the Registration Statement at the time it became effective and as supplemented or amended from time to time, including all financial schedules and exhibits thereto and all documents incorporated by reference or deemed to be incorporated by reference therein. The Registration Statement, as of the time it was declared effective, and any amendments or supplements thereto as of the effective date thereof, and any prospectus included therein complied, and the Prospectus complies, as of the applicable filing date thereof, in all material respects with the requirements of the Act, and none of such Registration Statement nor any such Prospectus, nor any report, schedule, form or statement filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”) pursuant to Sections 13(a) or 15(d) thereunder and incorporated into the Prospectus, contains or, at the time of filing with the Commission contained, any untrue statement of material fact or omits or, at the time of filing with the Commission, omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The offering, sale and issuance of the Shares to the Investor are registered under the Act by the Registration Statement, and no action taken or omitted to be taken by the Company shall cause such Shares not to be freely transferable and tradable by the Investor without restriction. The Company is eligible to use Form S-3 under the Act for the registration of the issuance and sale of the Shares. The Shares are being issued as described in the Registration Statement.
          (f) The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with the listing and maintenance requirements for continued trading of the Common Stock on the Trading Market. The issuance and sale of the Shares hereunder complies in all material respects with the rules or regulations of the Trading Market.
          (g) During the 30 days prior to the date hereof, the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Stock, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Common Stock, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to MDB Capital Group LLC (the “Placement Agent”) in connection with the placement of the Common Stock.
     6. The Investor hereby makes the following representations, warranties and covenants to the Company:
          (a) The Investor is purchasing the Shares for its own account, in the ordinary course of its business and the Investor has no arrangement with any person to participate in the distribution of the Shares. The Investor represents and warrants to, and covenants with, the Company that (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (ii) the Investor has answered all questions in the Investor Questionnaire attached as Exhibit A and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (iii) the Investor, in connection with its decision to purchase the Shares, has reviewed the Prospectus and is relying only upon the Prospectus and the documents incorporated by reference therein and the representations and warranties of the Company contained herein.
          (b) The Investor represents that, except as set forth in response to Question 1 on Exhibit A hereof, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not, and as of the Closing will not be, a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the NASD Membership and Registration Rules Section 1011), and (iii) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.
          (c) The Investor, together with its affiliates (as that term is defined under Rule 405 of the Act) represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted such Investor about the Offering and (ii) the date of this Agreement, it has not engaged in any transactions in the securities of the Company in violation of securities laws (including, without limitation, any short sales involving the Company’s securities). The Investor covenants that it will not engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. For purposes hereof, “short sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
          (d) The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor, or (ii) the Investor is advised by its counsel that such press release or public announcement is required by law. The Investor will timely make all required filings and disclosures relating to the Investor’s purchase of the Shares as may be required under the Exchange Act, if any.
          (e) The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
          (f) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase or sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Shares.
          (g) The Investor hereby acknowledges that it is acting independently from any other investor (and has engaged separate legal counsel) in connection with the Offering, and that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the Exchange Act) with any other investor in connection with the Offering.

          (h) The Investor hereby acknowledges that the Company will pay a placement agent fee to the Placement Agent of six percent (6%) of the gross proceeds of the Offering.
     7. Subject to the provisions of this Section 7, the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, members, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur (the “Indemnified Liabilities”) as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. The Company shall not be liable to any Investor under this provision in respect of any Indemnified Liability if such liability arises out of any misrepresentation by the Investor in Section 6 of this Agreement or actions taken by such Investor otherwise than as explicitly set forth herein. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the Company), but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Section 7 for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.
     8. The Company shall, by 9:00 a.m. (New York City time) on the day immediately following the date hereof, issue a press release, disclosing the material terms of the transactions contemplated hereby.
     9. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to covenants, agreements, representations and warranties of the Investor contained in this Agreement.
     10. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

     11. The Company confirms that its has not provided Investor, in the course of its review of the Company, with any information that the Company believes constitutes material non-public information.
     12. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Investor and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

“COMPANY”

SUPERCONDUCTOR TECHNOLOGIES INC.

By:

Name:	Jeffrey A. Quiram
Title:	President and CEO

“INVESTOR”

By:
Name:
Title:

Signature Page to Common Stock Purchase Agreement

EXHIBIT A
SUPERCONDUCTOR TECHNOLOGIES, INC.
INVESTOR QUESTIONNAIRE
          Pursuant to Section 6 of the Agreement, please provide us with the following information:

1.	Exceptions to the representations and warranties made in Section 6(b) (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”):

2.	The exact name that your Shares are to be registered in. You may use a nominee if appropriate:

3.	The relationship between the Investor and the registered holder listed in response to item 2 above (if not the same person):

4.	The mailing address of the registered holder listed in response to item 2 above:

5.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 2 above:

6.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained); please include the name and telephone number of the contact person at the broker-dealer:

7.	DTC Participant Number:

8.	Name of Account at DTC Participant being credited with the Shares:

9.	Account Number at DTC Participant being credited with the Shares:

Exhibit A to Common Stock Purchase Agreement